Exhibit 99.1

GlobalSCAPE, Inc. Honored as a 2017 Best Place to Work in IT by IDG’s Computerworld for Fourth Consecutive Year

SAN ANTONIO – June 12, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced today it has been named a 2017 Best Place to Work in IT by Computerworld for the fourth consecutive year.

Globalscape offers many programs and initiatives to recruit and retain talent, in addition to competitive benefits and compensation. Standard perks like training, individual development programs and tuition reimbursement are just a few ways that Globalscape emphasizes its commitment to professional development and company culture. In March, the Company was also named a 2017 Best Company to Work for in Texas by Texas Monthly, the Texas Association of Business (TAB), Texas SHRM and the Best Companies Group (BCG).

The Best Places to Work in IT list honors the top 100 organizations that challenge their IT staff while providing excellent benefits, competitive compensation and career development opportunities, among other workplace programs. A full list of honorees will be included in Computerworld along with results from the 24th annual Best Places to Work in IT survey.

Supporting Quotes:
Andrea Farmer, Vice President of Human Resources at Globalscape
“We are incredibly honored to be recognized as an outstanding workplace that is able to attract and retain skilled and talented IT employees. Globalscape’s culture is built on mutual respect, and we are especially gratified when the people who we challenge each day to carry out our mission respond by telling a respected publication like Computerworld that they recognize our efforts to help them succeed.”

Ken Mingis, Executive Editor at Computerworld
“The organizations on this year’s Best Places to Work in IT list excel at creating a dynamic and satisfying IT work environment. In a competitive market for tech talent, these outstanding employers are able to attract highly skilled IT pros by offering great benefits, new learning opportunities, access to cutting-edge technologies and challenging, business-critical projects.”

For more information on this year’s list, please visit http://www.computerworld.com/category/bestplaces2017/.

About the Best Places to Work in IT
The Best Places to Work in IT list is an annual ranking of the top 100 work environments for technology professionals by IDG’s Computerworld. The list is compiled based on a comprehensive questionnaire regarding company offerings in categories such as benefits, career development, training and retention. In addition, Computerworld conducts extensive surveys of IT workers, and their responses factor heavily in determining the rankings.

About Computerworld
Computerworld from IDG is the leading technology media brand helping senior IT, business decision-makers and key influencers navigate change with effective business strategy. As the voice of business technology, Computerworld enables the IT value chain with unique editorial coverage from setting strategies to deriving value. Computerworld’s award-winning website (www.computerworld.com), focused conference series, strategic marketing solutions and research forms the hub of the world’s largest (40+ edition) global IT media network and provides opportunities for IT vendors to engage this audience. Computerworld leads the industry with an online audience of over 7.2 million monthly page views (Omniture, January 2016 – March 2016 average) and was recognized in BtoB’s 2013 Media Power 50 list; recognition Computerworld has received for more than 5 consecutive years. Computerworld is published by IDG Enterprise, a subsidiary IDG. Company information is available at www.idgenterprise.com.

Note: All product and company names are trademarks of their respective organizations.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: +1 (210) 308-8267
Email: PR@globalscape.com

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